UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2014

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code: (310) 208-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Election of Directors.

On February 13, 2014, the Board of Directors of Occidental Petroleum Corporation ("Occidental" or the "Company") increased the size of its Board from 10 to 11 directors in order to elect the Hon. Elisse B. Walter, former Chairman of the U.S. Securities and Exchange Commission (the "SEC"), to the Board.

Ms. Walter, 63, was appointed Commissioner of the SEC by President George W. Bush, and served in that capacity from 2008 until 2013. President Barack Obama designated her as Chairman of the SEC in December 2012. She currently serves on the Board of Directors of the Sustainability Accounting Standards Board and is a member of the Financial Industry Regulatory Authority (FINRA) Investor Issues Committee. Ms. Walter spent more than two decades of her distinguished career at the SEC. She served as Senior Executive Vice President, Regulatory Policy and Programs, for FINRA and held the same position at the National Association of Securities Dealers (NASD) before its 2007 consolidation with NYSE Member Regulation. Earlier in her career, she served as the General Counsel of the Commodity Futures Trading Commission and as Deputy Director of the SEC Division of Corporation Finance.

There are no arrangements or understandings between Ms. Walter and any other persons pursuant to which she was selected as a director. Pursuant to the Company's compensation program for non-executive directors, Ms. Walter received a pro rata grant of 1,250 shares of restricted stock to reflect this abbreviated term and will receive the same annual retainer and meeting fees paid to the other non-employee directors. At this time, Ms. Walter has not been appointed to any Board Committees.

Section 7 – Regulation FD Disclosure

Item 7.01 – Regulation FD Disclosure

On February 13 and 14, 2014, Occidental issued press releases with respect to the transactions disclosed in Item 8.01 below. The press releases are furnished as Exhibits 99.1, 99.2, 99.3, and 99.4. The information in this Item 7.01 and the exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 8 – Other Events

Item 8.01. Other Events

Increase in Dividend and Share Repurchase Authorization

           On February 13, 2014, Occidental announced that its Board of Directors has increased the Company’s dividend to an annual rate of $2.88 per share. The $.72 per share quarterly dividend will be payable on April 15, 2014, to stockholders of record as of March 10, 2014.

The Board also has authorized the repurchase of an additional 30 million shares of the Company’s common stock. The share repurchase authorization remaining at the end of 2013 was 7 million shares. The program does not require purchases to be made within a particular timeframe. Share repurchases will continue to be funded from available cash from operations, excess cash on hand and proceeds from asset sales as part of the previously announced strategic review. Occidental expects to announce additional increases to its share repurchase authorization as the strategic review progresses.

Sale of Hugoton Field Assets as Part of Company’s Strategic Review

On February 13, 2014, Occidental  announced that it has reached a definitive agreement to sell its Hugoton Field assets to an undisclosed buyer for pre-tax proceeds of $1.4 billion. This sale was approved by the Board of Directors as part of Occidental’s strategic review to streamline and focus operations where it has depth and scale in order to better execute the Company’s long-term strategy and enhance value for shareholders.

The Hugoton Field properties comprise interests in more than 1.4 million net acres in one of the largest natural gas fields in the United States, spanning southwest Kansas, the Oklahoma panhandle and eastern Colorado. Occidental’s average net production from the Hugoton Field properties in 2013 was approximately 110 million cubic feet equivalent per day, of which approximately 30 percent was oil.

Occidental anticipates the transaction will be completed by April 30, 2014, subject to regulatory approval and transaction adjustments. The Company expects to report a gain on the sale. Proceeds from this transaction will be used to partially fund the announced increase to the Company’s share repurchase program.

Separation of California Business

On February 14, 2014, Occidental announced the next phase of its strategic review. The Board of Directors has authorized the separation of Occidental’s California assets into an independent and separately traded company.

The new California company will have 8,000 employees and contractors and will establish its headquarters in the state. It will be California’s largest natural gas producer and the state’s largest oil and gas producer on a gross-operated barrels of oil equivalent basis. This new company will be the largest oil and gas mineral acreage holder in the state with approximately 2.3 million net acres, and will have major operations in the state’s high-potential oil and gas basins, including Los Angeles, San Joaquin, Ventura and Sacramento.

Occidental Petroleum Corporation will be headquartered in Houston, Texas. It will have exploration and production operations in the Permian Basin and other parts of Texas, the Middle East region and Colombia. It will also have a midstream and marketing segment and a chemical subsidiary, OxyChem. Each of these segments is a leader in its respective sector. Consistent with Occidental’s strategic review to focus in core businesses, it also plans to reduce its exposure to proprietary trading activities related to crude oil and other commodities.

The Board also announced that Mr. Chazen has been asked to remain as President and CEO to lead the successful completion of the strategic review and ensure a suitable management team is in place for Occidental. He has agreed to do so through the 2016 Annual Meeting of Stockholders. The

Board also has asked Ambassador Edward P. Djerejian, who was elected as Chairman of the Board last May, to remain as Chairman for an additional one-year term.

Occidental will continue planning for the separation of the businesses, including determining management and governance of the California business. The Company expects to announce the California management team in the third quarter of this year and complete the separation by the end of 2014 or the early part of 2015.

The separation is subject to market conditions, customary regulatory approvals including the sufficiency of a Form 10 filing with the SEC, execution of intercompany agreements, acceptance of the new company’s stock for listing and final approval by the Board of Directors. Occidental expects to incur one-time charges related to the separation, which will be quantified at a later date.

The Company is executing the actions announced in October 2013 and will continue to disclose material developments as they occur.

The information on the attachment to the press release on Exhibit 99.4 is hereby incorporated by reference in this Item 8.01.

Forward-Looking Statements

Portions of this report contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results sometimes materially, and reported results should not be considered an indication of future performance.  Factors that could cause results to differ materially include, but are not limited to: reorganization or restructuring of Occidental’s operations; delay of, or other negative developments affecting the separation; inability to obtain new financing for the California company, regulatory approvals or satisfactory tax rulings; approval of the final terms by our board of directors; inability of the separated businesses to operate independently; global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; higher-than-expected costs; the regulatory approval environment; not successfully completing, or any material delay of, any field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events;  liability under environmental regulations including remedial actions; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber attacks or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as “will,” “expects,” “commitment” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information or future events or otherwise.  Material risks that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of the 2012 Form 10-K.  Occidental posts or provides links to important information on its website at www.oxy.com.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	New Director Press release dated February 14, 2014.

99.2	Dividend and Share Repurchase Press release dated February 13, 2014.

99.3	Sale of Hugoton Press release dated February 13, 2014.

99.4	Separation of California Press release dated February 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: February 14, 2014	/s/ ROY PINECI
Roy Pineci, Vice President, Controller
and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	New Director Press release dated February 14, 2014.

99.2	Dividend and Share Repurchase Press release dated February 13, 2014.

99.3	Sale of Hugoton Press release dated February 13, 2014.

99.4	Separation of California Press release dated February 14, 2014.